First Quarter Earnings April 25, 2024

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024 (the "Form 10-K"), and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended March 31, 2024, December 31, 2023, and March 31, 2023,, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2024, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses on debt securities held to maturity”, and "tangible stockholders' book value per common share, adjusted for unrealized losses on securities held to maturity". This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2024, including the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, early repayment of FHLB advances, Bank owned life insurance restructure, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results.

3 1Q24 In Review • Total loans decreased by $258.5 million as we completed the sale of $401 million of Houston-based multifamily loan portfolio; organic loan growth was $142.5 million • Organic deposit growth was $331.8 million offsetting the planned reduction in institutional deposits of $262 million and a decrease of $86.4 million in brokered deposits • The decline in brokered deposits was replaced with lower-cost FHLB advances • Assets under management increased $68.5 million to $2.36 billion, primarily driven by market valuations and net new assets • Officially opened banking center in downtown Ft. Lauderdale; also opened first banking center in Tampa, FL • Announced multi-year partnership becoming the "Hometown Bank" of the Miami Marlins Subsequent Events: • Opened new regional headquarters in Broward County (Plantation, FL) on April 15, 2024 • Announced sale of our Houston franchise on April 17, 2024; transaction expected to close in 2H24

4 1Q24 Highlights Income Statement Balance Sheet Capital • Diluted EPS (1) - $0.31 • NIM - 3.51% • Provision for credit losses - $12.4M • Noninterest Income - $14.5M • Noninterest Expense - $66.6M • Total Assets - $9.8B • Total Deposits - $7.9B • Loans Held for Investment , gross - $7.0B • Securities - $1.6B • Cash and cash equivalents - $659.7M • Total Capital Ratio - 12.50% • CET 1 - 10.11% • Tier 1 Capital Ratio - 10.88% • TCE Ratio (1) - 7.28% (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP

5 ($ in millions, except %) Change QTD 3Q23 4Q23 1Q24 $ % Relationship Deposits 6,474 6,861 7,228 367 5 % Institutional Deposits 337 297 — (297) (100) % Brokered Deposits 736 737 650 (87) (12) % Total Deposits 7,547 7,895 7,878 (17) — % Total Gross Loans (1) 7,143 7,265 7,006 (259) (4) % Loan to Deposit Ratio 94.6% 92.0% 88.9 % Brokered Deposits/Total Deposits 9.8% 9.3% 8.3 % Noninterest Bearing Deposits/Total Deposits 18.2% 18.1% 17.7 % Strong organic deposit inflows with further reduction in non-relationship institutional deposits Deposit Details (1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 4Q23 also includes loans held for sale carried at the lower of cost or estimated fair value

6 $7,287 $7,580 $7,547 $7,895 $7,878 $3,984 $4,149 $3,861 $4,153 $4,236 $1,204 $1,451 $1,580 $1,578 $1,595$738 $686 $736 $737 $650 $1,361 $1,294 $1,370 $1,427 $1,397 1.91% 2.40% 2.66% 2.88% 3.00% 1Q23 2Q23 3Q23 4Q23 1Q24 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,494 $2,423 $2,465 $2,590 2021 2022 2023 1Q24 1,000 2,000 3,000 $3,137 $4,621 $5,430 $5,288 2021 2022 2023 1Q24 2,500 5,000 Domestic Deposits ($ in millions) Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits Cost of total Deposits ($ in millions) Noninterest Bearing Demand Deposits 33% of Total Deposits Approx. avg. acct balance: $45,000 67% of Total Deposits Approx. avg. acct balance: $110,000 Well Diversified and Stable Deposit Mix

7 108.30% 72.03% 4Q23 1Q24 18.1% 17.7% 4Q23 1Q24 10.54% 10.88% 4Q23 1Q24 3.72% 3.51% 4Q23 1Q24 1.39% 1.38% 4Q23 1Q24 (0.71)% 0.44% 4Q23 1Q24 (9.22)% 5.69% 4Q23 1Q24 NIB Deposits/Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ACL / Total Loans held for investment ROA ROE (1) Includes 16bps in connection with a one-time loan recovery in 4Q23 (2) Includes non-routine items recorded in 4Q23 ($43.1 million in non-routine expenses and $5.7 million in non-routine noninterest income) Key Performance Metrics (2)(1) (2) (2)

8 87.1% 12.9% U.S. Gov't sponsored enterprises 46.3% Collateralized loan obligations 0.4% U.S. Gov't agency 32.6% Corporate debt 20.4% Other 0.3% $1,045.9 $1,217.5 $1,298.1 $239.3 $226.6 $224.0$— $2.5 $2.5 3.82% 4.17% 4.17% 1Q23 4Q23 1Q24 0 500 1,000 1,500 2,000 86.7% 13.3% Balances and Yields (1) AFS HTM Fixed vs. Floating (2) March 2024 Floating rate Fixed rate Available for Sale Securities by Type March 31, 2024 5.0 yrs Effective Duration ($ in millions) Marketable Equity Securities (2) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds Yield 5.2 yrs Effective Duration 37.6 39.3 39.2 39.7 2Q24 3Q24 4Q24 1Q25 0.0 20.0 40.0 60.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.40% 4.64% 4.78% 4.83% December 2023

9 38.6% 37.8% 38.0% 37.2% 34.1% 21.3% 22.0% 20.5% 20.9% 22.5% 15.0% 14.7% 15.8% 16.2% 17.0% 17.4% 18.5% 19.5% 20.4% 21.6% 7.7% 7.0% 6.1% 5.4% 4.8% 6.38% 6.79% 6.77% 7.09% 7.05% 1Q23 2Q23 3Q23 4Q23 1Q24 69.7% 70.3% 72.1% 73.4% 78.2% 20.0% 19.6% 18.5% 17.3% 12.9% 4.4% 4.1% 3.4% 3.0% 3.3% 2.1% 2.1% 2.0% 1.8% 1.7% 3.8% 3.9% 4.0% 4.5% 3.9% 1Q23 2Q23 3Q23 4Q23 1Q24 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Composition (1) Geographic Mix (Domestic) Geographic ix (1) South Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 4Q23 also includes loans held for sale carried at the lower of cost and estimated fair value (2) Consists of international loans; residential loans with U.S. collateral Tampa Loan Portfolio Highlights

10 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 555 $ 138 $ 80 $ — $ 773 32.8% 11.1% $ 771 $ 2 Multifamily $ 286 $ 92 $ 88 $ 41 $ 507 21.5% 7.3% $ 358 $ 150 Office $ 278 $ 45 $ 40 $ — $ 363 15.4% 5.2% $ 357 $ 6 Hotels $ 260 $ — $ — $ 19 $ 279 11.8% 4.0% $ 279 $ — Industrial $ 61 $ 34 $ 15 $ — $ 110 4.7% 1.6% $ 110 $ — Specialty $ 181 $ — $ — $ 7 $ 188 8.0% 2.7% $ 148 $ 40 Land $ 111 $ 18 $ — $ 7 $ 136 5.8% 2.0% $ — $ 135 Total CRE $ 1,732 $ 327 $ 223 $ 74 $ 2,356 100.0% 33.9% $ 2,023 $ 333 Outstanding as of March 31, 2024 ($ in millions) (1) Calculated as a percentage of loans held for investment only (2) Income producing properties include non-owner occupied and multi-family residential loans Commercial Real Estate (CRE) Held For Investment - Detail

11 0.31% 0.65% 0.46% 0.47% 0.43% 0.51% 0.71% 0.57% 0.56% 0.51% 1Q23 2Q23 3Q23 4Q23 1Q24 3.8x 2.2x 3.0x 2.8x 3.2x 1Q23 2Q23 3Q23 4Q23 1Q24 $84.4 $106.0 $98.8 $95.5 $96.1 1.20% 1.48% 1.40% 1.39% 1.38% 1Q23 2Q23 3Q23 4Q23 1Q24 0.64% 0.42% 0.82% 0.85% 0.69% 1Q23 2Q23 3Q23 4Q23 1Q24 Net Charge-Offs / Average Total Loans Held for Investment Allowance for Credit Losses ($ in millions) NPLs/ Total Loans and NPAs / Total Assets Allowance for Credit Losses / Total NPL Allowance for Credit Losses ACL as a % of Total Loans Held for Investment NPLs / Total Loans NPAs / Total Assets Credit Quality

12 $95.5 $11.7 $(13.2) $2.4 $(1.6) $1.3 $96.1 4Q23 Requirement for Charge-offs Gross Charge-offs Loan Growth Requirements for Credit Quality, Factor Updates & Macroeconomic Changes Recoveries 1Q24 ($ in millions) Allowance for Credit Losses

13 Special Mention & Non Performing Loans $34.4 $17.0 $(13.2) $(4.0) $(2.1) $(1.8) $30.3 4Q23 Downgrades to Non- Accrual Charge-offs Loans over 90 Days Paydowns CRE NY Loan Exited 1Q24 Non Performing Loans Special Mention Loans $46.0 $60.6 $(2.8) $103.8 4Q23 Downgrades to Special Mention Net Paydowns 1Q24 ($ in millions) ($ in millions) Increase in special mention consists of four loans: one commercial relationship in Florida totaling $32.4 million in the healthcare industry and three commercial customers in Texas totaling $28.4 million in the healthcare, car dealer and industrial machinery manufacturing industries.

14 $82.3 $83.9 $78.6 $81.7 $78.0 3.90% 3.83% 3.57% 3.72% 3.51% Net Interest Income NIM 1Q23 2Q23 3Q23 4Q23 1Q24 0 10 20 30 40 50 60 70 80 NII and NIM (%) 14 ($ in millions) 1Q23 2Q23 3Q23 4Q23 1Q24 Cost of Deposits (Domestic) 2.62% 3.19% 3.49% 3.71% 3.78 % Cost of Deposits (International) 0.53% 0.74% 0.94% 1.14% 1.39 % Cost of FHLB Advances 2.86% 3.69% 4.07% 3.89% 3.48 % Cost of Funds 2.11% 2.59% 2.86% 3.01% 3.09% 1.06 1.96 1.04 0.32 0.40 0.43 0.47 0.49 1Q23 2Q23 3Q23 4Q23 1Q24 0.00 2.00 0.00 1.00 Quarterly BetaCumulative Beta Net Interest Income and NIM Total Deposits Beta Evolution Cost of Funds N/AN/A

15 Margin Bridge 3.72% (0.04)% (0.16)% 0.07% 0.05% (0.10)% (0.03)% 3.51% 4Q23 Loans Loan Recovery Securities Other Earning Asset Mix Funding Mix Cost of Funds 1Q24 Net Interest Margin

16 <1 year; 58% 1-3 years; 5% 4-5 years; 7% 5+ years; 30% 316 327 331 334 346 347 351 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 300 325 350 375 As of March 31, 2024 Fixed 47%Adjustable 53% 16 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve Loan Portfolio Details Impact on NII from Interest Rate Change (1) AFSChange from base ($ in M ill io n s) Fixed 48% UST 2% Prime 14% SOFR 36% As of March 31, 2024 Impact on AFS from Interest Rate Change (1) (5.3)% (2.1)% 0% 3.8% 3.6% (0.9)% 5.1% No Floor; 50% 0.5-2%; 1% 2-3.5%; 17% 3.5-5%; 20% 5-6.75%; 12% By Floors 1,432 1,353 1,354 1,296 1,266 1,233 1,189 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 10.5% 4.4% 4.5% 0% (2.3)% (4.9)% (8.3)% Expected AOCL Improvement Change from MVNet Interest Income (104) (81) 1Q24 1Q25 (estimated) (100) (50) approx. 17% drop in AOCL Interest Rate Sensitivity

17 $19.3 $26.6 $21.9 $19.5 $14.5 $5.0 $4.9 $5.1 $4.4 $4.3 $4.2 $4.3 $4.4 $4.2 $4.3 $(9.7) $(1.2) $4.5 $4.5 $4.4 $3.8 $5.6 $2.1 $0.5 $1.2 $0.8 $0.5 $13.2 $13.4 $7.0 $6.5 1Q23 2Q23 3Q23 4Q23 1Q24 0 10 20 30 19% 81% 17% 83% Non-Interest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income DomesticInternational 1Q23 $2.4B ($ in millions) Securities gains (losses), net Loan-related derivative income Derivative (losses) gains, net Gain on early extinguishment of FHLB advances, net $0.2 Non-Interest Income Mix $2.1B Assets Under Management and Custody 1Q24 $(0.1) $(0.1) $(0.2) $(0.2)

18 $64.7 $72.5 $64.4 $109.7 $66.6 $34.9 $34.2 $31.3 $33.0 $33.0 $29.8 $38.3 $33.1 $76.7 $33.6 722 710 700 682 696 1Q23 2Q23 3Q23 4Q23 1Q24 0 30 60 90 120 Non-Interest Expense Mix ($ in millions, except for FTEs) Non-routine Noninterest Expenses $3.4 $13.4 $6.3 $43.1 $0.0$5.6 $— $5.6 $2.0 $35.5 $— 1Q23 2Q23 3Q23 4Q23 1Q24 0 10 20 30 40 50 ($ in millions) Non-Interest Expense Salaries and employee benefits Other operating expenses FTEs Other non-routine noninterest expenses Losses on loans held for sale $0.7 Houston CRE loan valuation expense

19 Change in Diluted Earnings (Loss) Per Common Share 4Q23 Core PPNR Net Nonroutine Items in 4Q23 Income Tax Expense 1Q24 -1 -0.5 0 0.5 1 1.5 EPS Trend $(0.51) $(0.11) $1.10 $(0.17) $0.31

20 Closing Remarks • As previously announced on April 17th: – We have entered into a letter of intent for a highly visible and accessible space for our new Palm Beach regional office and banking center – We have an executive search underway for a Central Florida Market President – We intend to open 3 or more banking centers over the next 24 months in the greater Tampa market – We just opened our new Broward County (Plantation, FL) regional office • In addition: – We intend to open one additional location in Miami, FL; negotiations are in process – We are actively recruiting for additional commercial relationship bankers and private banking officers in Broward County, Palm Beach County and in the greater Tampa market – We also hired 12 team members who started/starting in April 2024 Our focus remains on the execution of our strategic plan. We intend to be the bank of choice in the markets we serve.

Supplemental Loan Portfolio Information

# Loans Held for Investment Portfolio by Industry

(March 31, 2024)

| ($ in millions) | Real Estate | Non-Real Estate | Total | % Total Loans |
|---|---|---|---|---|
| Financial Sector (1) | $ 9 | $ 327 | $ 336 | 4.8 % |
| Construction and Real Estate & Leasing: | | | | |
| Commercial real estate loans | 2,356 | — | 2,356 | 33.9 % |
| Other real estate related services and equipment leasing (2) | 124 | 167 | 291 | 4.2 % |
| **Total construction and real estate & leasing** | **2,480** | **167** | **2,647** | **38.0 %** |
| Manufacturing: | | | | |
| Foodstuffs, Apparel | 76 | 30 | 106 | 1.5 % |
| Metals, Computer, Transportation and Other | 24 | 52 | 76 | 1.1 % |
| Chemicals, Oil, Plastics, Cement and Wood/Paper | 36 | 13 | 49 | 0.7 % |
| **Total Manufacturing** | **136** | **95** | **231** | **3.3 %** |
| Wholesale (3) | 132 | 219 | 351 | 5.0 % |
| Retail Trade (4) | 311 | 206 | 517 | 7.4 % |
| Services: | | | | |
| Non-Financial Public Sector | — | 1 | 1 | — % |
| Communication, Transportation, Health and Other (5) | 296 | 263 | 559 | 8.0 % |
| Accommodation, Restaurants, Entertainment and other services (6) | 173 | 204 | 377 | 5.4 % |
| Electricity, Gas, Water, Supply and Sewage Services | 8 | 44 | 52 | 0.7 % |
| **Total Services** | **477** | **512** | **989** | **14.2 %** |
| Primary Products: | | | | |
| Agriculture, Livestock, Fishing and Forestry | 3 | 5 | 8 | 0.1 % |
| Mining | — | 15 | 15 | 0.2 % |
| **Total Primary Products** | **3** | **20** | **23** | **0.3 %** |
| Other Loans (7) | 1,492 | 371 | 1,863 | 26.8 % |
| **Total Loans** | **$ 5,040** | **$ 1,917** | **$ 6,957** | **100.0 %** |

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 38%
(4) Gasoline stations represented approximately 50%
(5) Healthcare represented approximately 66%
(6) Other repair and maintenance services represented 31%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio

## Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 14.1% of total loans
- 72% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare, Repair and Maintenance and QSR Restaurants

AMERANT 22

23 16% 29% 40% 15% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • Florida and Texas primarily include neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes high traffic retail corridors with proximity to public transportation services • Single-tenant consist of two loans located in the Fulton Mall corridor in Brooklyn, NY, and two loans in South Florida. Highlights CRE Retail (1) Retail - LTV Food and Health Retail; 25.0% Clothing; 39.0% Tobacco & CBD; 36.0% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $5 million Total: $584 million Loan Portfolio Percentage: 8.4% Total: $35 million Loan Portfolio Percentage: 0.5% Neighborhood Center; 41% Single Tenant; 6% Strip/Convenience; 26% Community Center; 15% Theme/Festival Center; 12% CRE Retail - Detail As of 03/31/2024

24 New York; 13% Texas; 12% South Florida; 75% 14% 38% 38% 10% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE office above $5 million represent 17 loans totaling $318 million, or 88% of total CRE office with avg. debt-service coverage (DSCR) 1.8x and LTV 59% ◦ South Florida: 13 loans totaling $240 million with avg. DSCR 1.8x and LTV 58% (57% Miami-Dade, 35% Broward and 7% Palm Beach) ◦ New York: 2 loans totaling $40 million with avg. DSCR 1.5x and LTV 64% (52% Westchester and 48% Kings) ◦ Texas: 2 loans totaling $39 million with avg. DSCR 1.8x and LTV 59% (100% Dallas) Highlights CRE Office (1) Office - LTV (1) CRE office loans held for investment above $5 million Total: $318 million Loan Portfolio Percentage: 5.1% CRE Office - Detail As of 03/31/2024

Appendices

# Appendix 1

## Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

| ($ in thousands) | Three Months Ended, | | | | |
|---|---|---|---|---|---|
| | March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 | March 31, 2023 |
| Net income (loss) attributable to Amerant Bancorp Inc. | $ 10,568 | $ (17,123) | $ 22,119 | $ 7,308 | $ 20,186 |
| Plus: provision for credit losses [1] | 12,400 | 12,500 | 8,000 | 29,077 | 11,700 |
| Plus: provision for income tax expense (benefit) | 2,894 | (2,972) | 6,337 | 1,873 | 5,301 |
| **Pre-provision net revenue (PPNR)** | 25,862 | (7,595) | 36,456 | 38,258 | 37,187 |
| Plus: non-routine noninterest expense items | — | 43,094 | 6,303 | 13,383 | 3,372 |
| Less: non-routine noninterest income items | 206 | (5,688) | (6,879) | (12,445) | (3,456) |
| **Core pre-provision net revenue (Core PPNR)** | $ 26,068 | $ 29,811 | $ 35,880 | $ 39,196 | $ 37,103 |
| | | | | | |
| Total noninterest income | $ 14,488 | $ 19,613 | $ 21,921 | $ 26,619 | $ 19,343 |
| Less: Non-routine noninterest income items: | | | | | |
| Derivatives (losses) gains, net | (152) | (151) | (77) | 242 | 14 |
| Securities gains (losses), net | (54) | 33 | (54) | (1,237) | (9,731) |
| Bank owned life insurance charge [2] | — | (655) | — | — | — |
| Gains on early extinguishment of FHLB advances, net | — | 6,461 | 7,010 | 13,440 | 13,173 |
| Total non-routine noninterest income items | (206) | 5,688 | 6,879 | 12,445 | 3,456 |
| **Core noninterest income** | $ 14,694 | $ 13,925 | $ 15,042 | $ 14,174 | $ 15,887 |

AMERANT | 26

27 Three Months Ended ($ in thousands) March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Total noninterest expenses $ 66,594 $ 109,702 $ 64,420 $ 72,500 $ 64,733 Less: non-routine noninterest expense items Restructuring costs (3): Staff reduction costs (4) — 1,120 489 2,184 213 Contract termination costs (5) — — — 1,550 — Consulting and other professional fees and software expenses(6) — 1,629 — 2,060 2,690 Disposition of fixed assets (7) — — — 1,419 — Branch closure expenses and related charges (8) — — 252 1,558 469 Total restructuring costs $ — $ 2,749 $ 741 $ 8,771 $ 3,372 Other non-routine noninterest expense items: Losses on loans held for sale carried at the lower cost or fair value (9) — 37,495 5,562 — — Loss on sale of repossessed assets and other real estate owned valuation expense (10) — — — 2,649 — Goodwill and intangible assets impairment — 1,713 — — — Bank owned life insurance enchancement costs (2) — 1,137 — — — Impairment charge on investment carried at cost — — — 1,963 — Total non-routine noninterest expense items $ — $ 43,094 $ 6,303 $ 13,383 $ 3,372 Core noninterest expenses $ 66,594 $ 66,608 $ 58,117 $ 59,117 $ 61,361 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

# Appendix 1

## Non-GAAP Financial Measures Reconciliations (cont'd)

| | Three Months Ended, | | | | |
|---|---|---|---|---|---|
| ($ in thousands, except percentages and per share data) | March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 | March 31, 2023 |
| Net income (loss) attributable to Amerant Bancorp Inc. | $ 10,568 | $ (17,123) | $ 22,119 | $ 7,308 | $ 20,186 |
| Plus after-tax non-routine items in noninterest expense: | | | | | |
| Non-routine items in noninterest expense before income tax effect | — | 43,094 | 6,303 | 13,383 | 3,372 |
| Income tax effect [11] | — | (8,887) | (1,486) | (2,811) | (708) |
| Total after-tax non-routine items in noninterest expense | — | 34,207 | 4,817 | 10,572 | 2,664 |
| Less after-tax non-routine items in noninterest income: | | | | | |
| Non-routine items in noninterest income before income tax effect | 206 | (5,688) | (6,879) | (12,445) | (3,456) |
| Income tax effect [11] | (44) | 1,032 | 1,607 | 2,613 | 726 |
| Total after-tax non-routine items in noninterest income | 162 | (4,656) | (5,272) | (9,832) | (2,730) |
| BOLI enhancement tax impact [2] | — | 2,844 | — | — | — |
| **Core net income** | $ 10,730 | $ 15,272 | $ 21,664 | $ 8,048 | $ 20,120 |
| Basic (loss) earnings per share | $ 0.32 | $ (0.51) | $ 0.66 | $ 0.22 | $ 0.60 |
| Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13] | — | 1.11 | 0.14 | 0.31 | 0.08 |
| (Less): after tax impact of non-routine items in noninterest income | — | (0.14) | (0.15) | (0.29) | (0.08) |
| **Total core basic earnings per common share** | $ 0.32 | $ 0.46 | $ 0.65 | $ 0.24 | $ 0.60 |
| Diluted (loss) earnings per share [12] | $ 0.31 | $ (0.51) | $ 0.66 | $ 0.22 | $ 0.60 |
| Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13] | — | 1.11 | 0.14 | 0.31 | 0.08 |
| (Less): after tax impact of non-routine items in noninterest income | 0.01 | (0.14) | (0.16) | (0.29) | (0.09) |
| **Total core diluted earnings per common share** | $ 0.32 | $ 0.46 | $ 0.64 | $ 0.24 | $ 0.59 |
| Net income (loss) / Average total assets (ROA) | 0.44 % | (0.71) % | 0.92 % | 0.31 % | 0.88 % |
| Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13] | — % | 1.55 % | 0.20 % | 0.45 % | 0.12 % |
| Plus (less): after tax impact of non-routine items in noninterest income | — % | (0.20) % | (0.21) % | (0.42) % | (0.12) % |
| **Core net income / Average total assets (Core ROA)** | 0.44 % | 0.64 % | 0.91 % | 0.34 % | 0.88 % |

AMERANT 28

# Appendix 1

## Non-GAAP Financial Measures Reconciliations (cont'd)

| ($ in thousands, except percentages and per share data) | Three Months Ended, March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 | March 31, 2023 |
|---|---|---|---|---|---|
| Net income (loss) / Average stockholders' equity (ROE) | 5.69 % | (9.22)% | 11.93 % | 3.92 % | 11.15 % |
| Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13] | — % | 19.96 % | 2.60 % | 5.68 % | 1.47 % |
| Plus (less): after tax impact of non-routine items in noninterest income | 0.09 % | (2.51)% | (2.84)% | (5.28)% | (1.51)% |
| **Core net income / Average stockholders' equity (Core ROE)** | 5.78 % | 8.23 % | 11.69 % | 4.32 % | 11.11 % |
| | | | | | |
| Efficiency ratio | 72.03 % | 108.30 % | 64.10 % | 65.61 % | 63.67 % |
| (Less): impact of non-routine items in noninterest expense | — % | (42.54)% | (6.27)% | (12.11)% | (3.32)% |
| (Less) plus: impact of non-routine items in noninterest income | (0.16)% | 3.91 % | 4.25 % | 6.79 % | 2.12 % |
| **Core efficiency ratio** | 71.87 % | 69.67 % | 62.08 % | 60.29 % | 62.47 % |
| | | | | | |
| Stockholders' equity | $ 738,085 | $ 736,068 | $ 719,787 | $ 720,956 | $ 729,056 |
| Less: goodwill and other intangibles [14] | (24,935) | (25,029) | (26,818) | (24,124) | (24,292) |
| Tangible common stockholders' equity | $ 713,150 | $ 711,039 | $ 692,969 | $ 696,832 | $ 704,764 |
| Total assets | 9,817,772 | 9,716,327 | 9,345,700 | 9,519,526 | 9,495,302 |
| Less: goodwill and other intangibles [14] | (24,935) | (25,029) | (26,818) | (24,124) | (24,292) |
| Tangible assets | $ 9,792,837 | $ 9,691,298 | $ 9,318,882 | $ 9,495,402 | $ 9,471,010 |
| Common shares outstanding | 33,709,395 | 33,603,242 | 33,583,621 | 33,736,159 | 33,814,260 |
| **Tangible common equity ratio** | 7.28% | 7.34% | 7.44% | 7.34% | 7.44% |
| **Stockholders' book value per common share** | $ 21.90 | $ 21.90 | $ 21.43 | $ 21.37 | $ 21.56 |
| **Tangible stockholders' equity book value per common share** | $ 21.16 | $ 21.16 | $ 20.63 | $ 20.66 | $ 20.84 |

AMERANT 29

30 Three Months Ended, ($ in thousands, except percentages and per share data) March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Tangible common stockholders' equity $ 713,150 $ 711,039 $ 692,969 $ 696,832 $ 704,764 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (15) (18,729) (16,197) (26,138) (18,503) (15,542) Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 694,421 $ 694,842 $ 666,831 $ 678,329 $ 689,222 Tangible assets $ 9,792,837 $ 9,691,298 $ 9,318,882 $ 9,495,402 $ 9,471,010 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (15) (18,729) (16,197) (26,138) (18,503) (15,542) Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 9,774,108 $ 9,675,101 $ 9,292,744 $ 9,476,899 $ 9,455,468 Common shares outstanding 33,709,395 33,603,242 33,583,621 33,736,159 33,814,260 Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity 7.10% 7.18% 7.18% 7.16% 7.29 % Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 20.60 $ 20.68 $ 19.86 $ 20.11 $ 20.38 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

31 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd) (1) In the first quarter of 2024 and in the fourth and third quarter of 2023, includes $12.4 million, $12.0 million and $7.4 million of provision for credit losses on loans, respectively. Provision for unfunded commitments (contingencies) in the fourth and third quarter of 2023, were $0.5 million and $0.6 million, respectively, while there was none in the first quarter of 2024. For all other periods shown, includes provision for credit losses on loans. There was no provision for credit losses on unfunded commitments in the second quarter of 2023. In the first quarter of 2023, the provision for credit losses on unfunded commitments was $0.3 million. (2) In the fourth quarter of 2023, the Company completed a restructuring of its bank-owned life insurance (“BOLI”) program. This was executed through a combination of a 1035 exchange and a surrender and reinvestment into higher-yielding general account with a new investment grade insurance carrier. This transaction allowed for higher team member participation through an enhanced split-dollar plan. Estimated improved yields resulting from the enhancement have an earn-back period of approximately 2 years. In the fourth quarter of 2023, we recorded total additional expenses and charges of $4.6 million in connection with this transaction, including: (i) a reduction of $0.7 million to the cash surrender value of BOLI; (ii) transaction costs of $1.1 million, and (iii) income tax expense of $2.8 million. (3) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (4) Staff reduction costs consist of severance expenses related to organizational rationalization. (5) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (6) In the three months ended December 31, 2023, includes an aggregate of $1.6 million of nonrecurrent expenses in connection with the engagement of FIS and, to a lesser extent, software expenses related to legacy applications running in parallel to new core banking applications. There were no significant nonrecurrent expenses in connection with engagement of FIS in the three months ended March 31, 2024 and September 30, 2023. In the three months ended June 30, 2023 and March 31, 2023, includes expenses of $2.0 million and $2.6 million, respectively, in connection with the engagement of FIS. (7) Includes expenses in connection with the disposition of fixed assets due to the write off of in-development software in the three months ended June 30, 2023. (8) In the three months ended September 30, 2023, consists of expenses in connection with the closure of a branch in Houston, Texas in 2023. In addition, in the three months ended June 30, 2023 includes $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment, associated with the closure of a branch in Miami, FL in 2023. Furthermore, in the three months ended March 31, 2023, includes $0.5 million of ROU asset impairment associated with the closure of a branch in Houston, Texas in 2023. (9) In the three months ended December 31, 2023, includes (i) fair value adjustment of $35.5 million related to an aggregate of $401 million in Houston-based CRE loans held for sale which are carried at the lower of fair value or cost, and (ii) a loss on sale of $2.0 million related to a New York-based CRE loan previously carried at the lower of fair value or cost. In the three months ended September 30, 2023, includes a fair value adjustment of $5.6 million related to a New York-based CRE loan held for sale carried at the lower of fair value or cost. (10) In the three months ended June 30, 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities. (11) In the three months ended March 31, 2024 and March 31, 2023, amounts were calculated based upon the effective tax rate for the period of 21.50% and 21.00%, respectively. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (12) Potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance stock units. In all the periods presented, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect on per share earnings. (13) In the three months ended December 31, 2023, per share amounts and percentages were calculated using the after-tax impact of non-routine items in noninterest expense of $34.2 million and BOLI tax impact of $2.8 million in the same period. In all other periods shown, per share amounts and percentages were calculated using the after tax impact of non-routine items in noninterest expense. (14) At March 31, 2024, December 31, 2023 and September 30, 2023, other intangible assets primarily consist of naming rights of $2.4 million, $2.5 million and $2.7 million, respectively, and mortgage servicing rights (“MSRs”) of $1.4 million, $1.4 million and $1.3 million, respectively. At June 30, 2023 and March 31, 2023, other intangible assets primarily consist of MSRs of $1.3 million and $1.4 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (15) As of March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.40%, 25.36%, 25.51%, 25.46% and 25.53%, respectively.

32 Income Statement Highlights - 1Q24 vs 4Q23 ($ in thousands) 1Q24 4Q23 Change Total Interest Income Loans $ 122,705 $ 127,090 $ (4,385) Investment securities 16,091 14,460 1,631 Interest earning deposits with banks and other interest income 5,829 4,019 1,810 Total Interest Expense — Interest bearing demand deposits 17,736 16,350 1,386 Savings and money market deposits 14,861 13,947 914 Time deposits 26,124 24,985 1,139 Advances from FHLB 5,578 6,225 (647) Senior notes 943 941 2 Subordinated notes 361 361 — Junior subordinated debentures 1,054 1,081 (27) Securities sold under agreements to repurchase — 2 (2) Total Provision for Credit Losses 12,400 12,500 (100) Total Noninterest Income 14,488 19,613 (5,125) Total Noninterest Expense 66,594 109,702 (43,108) Income Tax (Benefit) Expense 2,894 (2,972) 5,866 Net (loss) income before attribution of noncontrolling interest $ 10,568 $ (17,940) $ 28,508 Less: noncontrolling interest — (817) 817 Net Income (Loss) Attributable to Amerant Bancorp Inc. $ 10,568 $ (17,123) $ 27,691

33 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCI - Accumulated Other Comprehensive Income • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL - Non-Performing Loans • NPA - Non-Performing Assets • NIB - Noninterest Bearing • NII - Net Interest Income • NIM – Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio – Tangible Common Equity ratio Glossary

34Glossary (cont'd) • TCE Ratio - 1Q24 includes $75.9 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. • Total Gross Loans - includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Brokered Deposits - There were no brokered transaction deposits in 1Q24. 4Q23, 3Q23, 2Q23 and 1Q23 include brokered transaction deposits of $17 million, $13 million, $55 million and $13 million , respectively. 1Q24, 4Q23, 3Q23, 4Q23 and 1Q23 brokered time deposits were $650 million, $720 million, $723 million, $631 million and $725 million, respectively. • Cost of Total Deposits - Annualized and calculated based upon the average daily balance of total deposits. • Average deposit account balances calculated as of December 31, 2023 • ROA- calculated based upon the average daily balance of total assets • ROE - calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment - excludes loans held for sale carried at fair value and loans held for sale carried at the lower of estimated fair value or cost • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits - Calculated based upon the average balance of total noninterest bearing and interest bearing deposits. • Cost of Funds - Calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Loan level derivative income - income from interest rate swaps and other derivative transactions with customers. In 1Q24, 4Q23, 3Q23, 2Q23 and 1Q23 and the Company incurred expenses related to derivative transactions with customers of $0.5 million, $0.2 million, $18.0 thousand, $0.1 million, and $1.6 million, respectively. • Derivative gains/losses - unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. In 1Q24, 4Q23 and 3Q23, we had derivative losses of $0.2 million, $0.2 million and $77 thousand, respectively, compared to derivative gains of $0.2 million in 2Q23.